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                                                                                                 EXHIBIT 12.1

                                                            RJR NABISCO, INC.
                                            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                          (Dollars in Millions)


                                                                                               Nine Months
                                                                                                  Ended
                                                                                           September 30, 1994
                                                                                           ------------------
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                   Earnings before fixed charges:
                       Income before extraordinary item  . . . . . . . . . . . . .               $   600
                       Provision for income taxes  . . . . . . . . . . . . . . . .                   474
                                                                                                 -------
                       Income before income taxes  . . . . . . . . . . . . . . . .                 1,074
                       Interest and debt expense . . . . . . . . . . . . . . . . .                   828
                       Interest portion of rental expense  . . . . . . . . . . . .                    39
                                                                                                 -------
                   Earnings before fixed charges . . . . . . . . . . . . . . . . .
                                                                                                 $ 1,941
                                                                                                 =======

                   Fixed charges:
                       Interest and debt expense . . . . . . . . . . . . . . . . .               $   828
                       Interest portion of rental expense  . . . . . . . . . . . .                    39
                       Capitalized interest  . . . . . . . . . . . . . . . . . . .                     7
                                                                                                 -------
                           Total fixed charges . . . . . . . . . . . . . . . . . .
                                                                                                 $   874
                                                                                                 =======

                   Ratio of earnings to fixed charges  . . . . . . . . . . . . . .                   2.2
                                                                                                 =======
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